EXHIBIT 99

Investor Contact: Michael Robinson – 952-229-7427 or ir@lifetimefitness.com
Media Contact: Jason Thunstrom – 952-229-7435 or jthunstrom@lifetimefitness.com

LIFE TIME FITNESS ANNOUNCES NEW $200 MILLION CREDIT FACILITY

EDEN PRAIRIE, Minn. (April 21, 2005) – – Life Time Fitness, Inc. (NYSE: LTM), a national operator of large and distinctive health and fitness centers, today announced that it has entered into a $200 million, five-year revolving credit facility with a syndicate of eight banks, including U.S. Bank, N.A. as lead arranger, and JPMorgan Chase Bank, N.A. as syndication agent.

     Additional members of the syndicate include M&I Marshall & Ilsley Bank, National City Bank of the Midwest, Merrill Lynch Capital, Harris Trust and Savings Bank, Associated Bank, N.A., and MB Financial Bank, N.A.

     The revolving credit facility bears interest at LIBOR plus a spread of 100 to 200 basis points based on the Company’s consolidated leverage ratio. The facility will be used by the Company to refinance its existing revolving credit facility, finance the construction and development of new centers, and for other general corporate purposes.

     The new agreement replaces the Company’s existing $55 million revolving credit facility, led by Antares Capital Corporation, and $75 million construction credit facility, led by U.S. Bank, N.A.

     “We are pleased with this new credit facility, which provides us with substantial additional resources to pursue our growth objectives,” said Michael Robinson, chief financial officer, Life Time Fitness, Inc. “We believe that the attractive credit facility pricing and support received in syndication is indicative of the strong confidence in our business model and growth plan.”

- more -

LIFE TIME FITNESS ANNOUNCES NEW $200 MILLION CREDIT FACILITY – Page 2

About Life Time Fitness, Inc.

     Life Time Fitness, Inc. (NYSE: LTM) operates distinctive and large sports and athletic, professional fitness, family recreation and resort/spa centers. As of April 21, 2005, the Company operated 40 centers in eight states, including Arizona, Illinois, Indiana, Michigan, Minnesota, Ohio, Texas and Virginia. The Company also provides consumers with nutritional products and supplements, the award-winning healthy lifestyle magazine, Experience Life, world-class athletic events, full-service spas, cafés, personal training consultation, health and nutrition education, and corporate wellness programs. Life Time Fitness is headquartered in Eden Prairie, Minnesota (www.lifetimefitness.com).

# # #

     LIFE TIME FITNESS and the LIFE TIME FITNESS logo are registered trademarks of Life Time Fitness, Inc. All other trademarks or registered trademarks are the property of their respective owners.

Risk & Uncertainties

     Certain information contained in this press release, which does not relate to historical financial information, including the business outlook, may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The Company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. Among these factors are identifying and acquiring suitable sites for new sports and athletic, professional fitness, family recreation and resort/spa centers, opening new centers, attracting and retaining members and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Net earnings per share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans.